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                                    EXHIBIT 99
                  PRIOR TRANSACTIONS DURING THE LAST SIXTY DAYS
                    WITH RESPECT TO THE SECURITIES OF CELLCOM
                           CORP. EFFECTUATED BY JAY H.
                    BROWN AND NOT PREVIOUSLY REPORTED BY MR.
                              BROWN ON SCHEDULE 13D

Date                      Securities Acquired(1)          Price Paid
December 26, 1995                100,000                     $.02

(1) Represents transactions effectuated in the over-the-counter market.

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